UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2019

Stem Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55751	61-1794883
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7777 Glades Road, Suite 203, Boca Raton, FL	33434
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 948-5406

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Item 5.07 Submission of Matters to a Vote of Security Holders

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders

Stem Holdings, Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders on August 2, 2019. There were 39,445,506 outstanding shares eligible to vote as of the record date for the 2019 Annual Meeting and 22,332,597 shares were present either in person or by proxy at the meeting (which represented 56.62% of the issued and outstanding shares eligible to vote). At the meeting, the following actions were taken:

(i) The Company’s shareholders elected five directors to the Company’s Board of Directors for terms expiring at the Annual Meeting in the year 2020. The directors elected, as well as the number of votes cast for and votes withheld for each individual are set forth below:

Nominee	Votes For	% Voted For	Withheld	% Withheld

Adam Berk	18,925,400	99.82%	0	0%
Steve Hubbard	16,201,281	85.46%	0	0%
Garrett M. Bender	18,936,667	99.88%	0	0%
Lindy Snider	18,936,607	99.88%	0	0%
Jessica Michelle Feingold	18,693,607	98.60%	0	0%

(ii) The Company’s shareholders approved a proposal to ratify the Audit Committee’s appointment of LJ Soldinger LLC as the Company’s independent registered public accounting firm for the year ending September 30, 2019, with the following votes:

Amount
Votes for approval:	22,272,456
Votes against:	6,314
% Voted for approval	99.73%
% Voted against approval:	0.028%
Abstentions:	53,827
% Abstentions:	0.24%

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Holdings, Inc.

By:	/s/ Adam Berk
Name:	Adam Berk
Title:	President

Dated: August 5, 2019